Exhibit 10.2
Consulting Agreement

This Consulting Agreement (this “Agreement”) is dated as of August 26, 2021 and made effective as of September 1, 2021 (the “Effective Date”), by and among Global Industrial Company (the “Company”), and Ritesh Chaturbedi (“Consultant”) and Ramasha Holdings (“Consulting Firm”).

1.Engagement of Services. Following Consultant ceasing to be an employee of the Company on August 31, 2021 pursuant to the Separation Agreement and Release dated on or about August 26, 2021 between the Consultant and the Company (the “Separation Agreement”), the Company desires to and hereby does engage Consultant through the Consulting Firm to provide certain transition and advisory services as directed and specified on Schedule 1 to the Company (the “Services”) during the Consulting Term (as defined herein). In his performance of Services under this Agreement, Consultant through the Consulting Firm will comply with all applicable laws.

2.Compensation. As compensation for the Services under section 1(a), during the Consulting Term, the Company shall pay Consulting Firm a total of $259,500 payable on a bi-weekly basis via wire transfer per Consulting Firm’s written instructions.

3.Term; Termination. This Agreement shall remain in effect from September 1, 2021 through February 28, 2022, unless extended by mutual written agreement of the parties, or unless earlier terminated as set forth herein (the “Consulting Term”). If any party believes that the other has materially breached this Agreement (including, for example, failure to render satisfactorily to the Company the Services), a written notice will be sent describing the breach and providing the breaching party with ten (10) days, after receipt of notice, to cure. If the breach is not cured within the ten (10) day cure period, this Agreement may be terminated by the non-breaching party without any further obligation owed to the breaching party. In addition, the Company may terminate this Agreement and end the consultancy at any time if, while an employee or consultant for the Company, the Consultant engaged or engages in gross misconduct, illegal or wrongful actions or omissions, or conduct that violated or violates any written material policy of the Company.

1.Publicity. Neither party may issue a press release, public announcement, advertisement or other form of publicity concerning the existence of this Agreement or the terms of this Agreement without obtaining the prior written consent of the other party, provided that the Company may make disclosure pursuant to its obligations under applicable securities laws and regulations and/or requirements of the New York Stock Exchange.

2.Independent Contractor Relationship . The relationship between the parties will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture or employer-employee relationship. Neither Consultant nor Consulting Firm is the agent of the Company and is not authorized to make any representation, contract or commitment on behalf of the Company.

3.Enforceability. The parties agree that, if the scope or enforceability of this Agreement is in any way disputed at any time, a court or other trier of fact may make modifications necessary to correct any unreasonable or unlawful terms and enforce the parties’ intent to the maximum extent that is under the circumstances existing at that time.

4.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any action of proceeding by either party to enforce this Agreement shall be brought only in any in accordance with the Mutual Dispute Resolution Agreement, entered into between Consultant and the Company in connection with the commencement of Consultant’s employment with the Company.

5.Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties and supersedes any and all oral or written agreements or understandings between the parties as to the subject matter of this Agreement. This Agreement may be changed only by a writing signed by all parties.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the date set forth above.

COMPANY                        CONSULTANT
By: /s/s Barry Litwin                 /s/ Ritesh Chaturbedi____________________
Name: Barry Litwin                    Consultant’s Signature
Title: CEO

CONSULTING FIRM

By: /s/ Ritesh Chaturbedi____________________
Name: Ritesh Chaturbedi
Title: President